Exhibit 23.4

Deloitte LLP Suite 700, 850 – 2nd Street SW Calgary, AB T2P 0R8 Canada
Tel: 403-267-1700 Fax: 587-774-5398 www.deloitte.ca

Dejour Energy Inc.

598 - 999 Canada Place

Vancouver, BC

V6C 3E1

Consent of Independent Petroleum Engineers

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Dejour Energy Inc.’s petroleum and natural gas reserves, as of December 31, 2012, in the Registration Statement on Form F-3 of Dejour Energy Inc.

Yours truly,

/s/ Robin G. Bertram

Robin G. Bertram, P. Eng.

Partner

Deloitte LLP

Dated: October 28, 2013

Calgary, Alberta

CANADA